UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2005

General Nutrition Centers, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-114502	72-1575168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)

(412) 288-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

     On March 10, 2005, General Nutrition Centers, Inc. (“Centers”) and our parent, GNC Corporation (“GNC”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with David R. Heilman (the “Parties”). Mr. Heilman was employed by Centers as Executive Vice President and Chief Administrative Officer pursuant to the employment agreement, dated December 15, 2004. Mr. Heilman and Centers agreed to terminate his employment as of March 8, 2005, and in connection with such termination, settle any and all related agreements between the Parties and their affiliates. Pursuant to this Separation Agreement, Mr. Heilman’s employment with Centers was terminated effective as of March 8, 2005. To the extent not already effected, Mr. Heilman resigned all of his director, officer and other positions with GNC, Centers and each of their affiliates, effective as of March 8, 2005. Also pursuant to this Separation Agreement, GNC agreed to repurchase Mr. Heilman’s 62,500 shares of GNC common stock at $6.00 per share for an aggregate purchase price of $375,000. A copy of the Separation Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On March 8, 2005, David Heilman resigned his position as Executive Vice President and Chief Administrative Officer of GNC Corporation, Centers, and each of their affiliates.

Item 9.01     Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and General Release, dated as of March 10, 2005, by and between David R. Heilman, General Nutrition Centers, Inc. and GNC Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2005.

GENERAL NUTRITION CENTERS, INC.

By:	/s/ James M. Sander

	Name: Title:	James M. Sander Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated as of March 10, 2005, by and between David R. Heilman, General Nutrition Centers, Inc. and GNC Corporation.